Second Amendment to Consulting Agreement
This Second Amendment (“Second Amendment”), effective 1 February, 2026, amends that Consulting Agreement effective as of March 5, 2025 (“Original Agreement,” and as amended by the First Amendment dated October 30, 2025 and this Second Amendment, the “Agreement”), entered into by and between Daktronics, Inc. (“Company”) and Reece A. Kurtenbach (“Consultant”), as follows:
1.Definitions. Any capitalized term not otherwise defined in this Second Amendment shall have the meaning given to it in the Agreement.
2.Extension of Term. The Parties agree to extend the term of the Agreement (as previously extended by the First Amendment) for an additional term of up to three (3) months (the “Second Extended Term”). The Second Extended Term will end on May 02, 2026 unless earlier terminated in accordance with the terms of the Agreement.
3.Remaining Terms. Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the date first written above.

Daktronics, Inc. (Company)	Consultant

By: _____________________	______________________
Ramesh Jayaraman	Reece A. Kurtenbach
Chief Executive Officer